UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2012 (May 29, 2012)

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

George Paz, Chairman, Chief Executive Officer and President of Express Scripts Holding Company (the “Company”), Jeff Hall, Executive Vice President and Chief Financial Officer of the Company, and Nicholas J. LaHowchic, director of the Company, each adopted prearranged trading plans under Rule 10b5-1 of the Securities and Exchange Act of 1934, on June 1, 2012, June 1, 2012 and May 29, 2012, respectively, for personal financial management purposes. Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing the prearranged written plans at a time when they are not aware of material non-public information. Such programs provide for regular selling of a predetermined, fixed number of shares in order to gradually diversify the individual’s investment portfolio, minimize the market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information.

Mr. Paz’s plan provides for (i) the potential exercise of previously granted stock-settled stock appreciation rights (the “SARs”), and (ii) the potential sale of certain shares of the Company’s common stock, including shares to be acquired upon the exercise of the SARs. The total shares of the Company’s common stock covered by Mr. Paz’s plan represent approximately 17% of his total Company holdings.

Mr. Hall’s plan provides for (i) the potential exercise of previously granted stock options, and (ii) the potential sale of certain shares of the Company’s common stock, including shares to be acquired upon the exercise of the stock options, vesting of Restricted Stock Units and Performance Shares. The total shares of the Company’s common stock covered by Mr. Hall’s plan represent approximately 15% of his total Company holdings.

Mr. LaHowchic’s plan provides for (i) the potential exercise of previously granted stock options and SARs, and (ii) the potential sale of certain shares of the Company’s common stock, including shares to be acquired upon the exercise of the stock options and SARs.

Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications or termination of any publicly-announced plan, including the plans described herein.

On May 31, 2012 and June 1, 2012, Mr. Paz and his spouse also entered into certain transactions involving gifts of the Company’s common stock for estate planning purposes, which transactions were reported on a Form 4—Statement of Changes in Beneficial Ownership of Securities. Mr. Paz expects to continue to report the shares involved in these transactions as beneficially owned by him for SEC reporting purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: June 1, 2012	By:	/s/ Keith J. Ebling

Keith J. Ebling
Executive Vice President and General Counsel